Exhibit 10.3

EXECUTION VERSION

FORBEARANCE AGREEMENT

This FORBEARANCE AGREEMENT, dated as of July 16, 2023 (this “Agreement”), is by and among MALLINCKRODT PLC, a public limited company incorporated under the laws of Ireland with registered number 522227 (the “Parent” and, together with certain of its subsidiaries and affiliates, the “Company”), MALLINCKRODT INTERNATIONAL FINANCE S.A., a public limited liability company (société anonyme) incorporated under the laws of the Grand Duchy of Luxembourg, having its registered office at 124, boulevard de la Pétrusse, L-2330 Luxembourg, and registered with the Luxembourg Trade and Companies Register (R.C.S. Luxembourg) under number B 172.865 (the “Lux Borrower”), MALLINCKRODT CB LLC, a Delaware limited liability company (the “Co-Borrower”, and, together with the Lux Borrower, the “Borrowers”), the LENDERS party hereto (the “Forbearing Lenders”), and Acquiom Agency Services LLC and Seaport Loan Products LLC, as co-administrative agents for the Lenders (in such capacities, together with their successors and permitted assigns in such capacities, each a “Co-Administrative Agent” and together, the “Administrative Agent”). Capitalized terms used but not otherwise defined in this Agreement have the same meanings as specified in the Credit Agreement (as defined below).

RECITALS

WHEREAS, reference is made to that certain Credit Agreement, dated as of June 16, 2022 (as amended, restated, amended and restated, extended, supplemented or otherwise modified from time to time, the “Credit Agreement”) by and among the Parent, the Borrowers, the Lenders party thereto from time to time, the Administrative Agent and Deutsche Bank AG New York Branch, as collateral agent for the Lenders (in such capacity, together with its successors and permitted assigns in such capacity, the “Collateral Agent”);

WHEREAS, as a result of the failure of the Borrowers to make scheduled payments of interest due and payable on June 15, 2023 in respect of the New First Lien Notes and 10.000% Second Lien Senior Secured Notes due 2029 issued by the Borrowers, one or more Defaults or Events of Default has occurred, may have occurred or may occur under Section 7.01(f) of the Credit Agreement (the “Notes Payment Defaults”);

WHEREAS, as a result of a potential failure of the Parent and certain of its Subsidiaries to notify the Administrative Agent, the Collateral Agent, the Lenders and/or certain of the other creditors of the Parent and its Subsidiaries of the occurrence of the Notes Payment Defaults or any Noticing Default (as defined below), one or more Defaults or Events of Default has occurred, may have occurred or may occur under Section 7.01(d), (e) or (f) of the Credit Agreement (each, a “Noticing Default” and, together with the Notes Payment Defaults, the “Specified Defaults”); and

WHEREAS, the Forbearing Lenders, constituting Required Lenders, and the Administrative Agent, at the request of the Forbearing Lenders, are willing to forbear in the exercise of all of their rights and remedies in respect of any Specified Default under the Loan Documents or applicable law, rule or regulation (including, without limitation, (a) any right to accelerate any principal or interest in respect of the Term Loans or any other Obligations, (b) any right of set off, recoupment and conversion and (c) any notice or request pursuant to Section 2.05(e) of the Credit Agreement) (all such rights and remedies, collectively, the “Rights and Remedies”) (except as expressly preserved herein) until the earlier of (x) August 15, 2023 and (y) the occurrence of a Termination Event (as defined below) (the “Forbearance Period”).

NOW, THEREFORE, in consideration of the covenants and agreements contained herein, as well as other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

SECTION 1.         Defaults. Each of the Notes Payment Defaults and any Noticing Default, if it has occurred or were to occur, does or would constitute an Event of Default under the Credit Agreement (upon the expiration of any and all applicable cure periods and giving of any and all required notices).

SECTION 2.         Amounts Owing. The Parent and each of the Borrowers acknowledge and agree that, as of the date hereof, the Borrowers are indebted to the Secured Parties in an aggregate amount equal to (a) the aggregate principal amount of 2017 Replacement Term Loans outstanding under the Credit Agreement in an amount equal to $1,356,733,583.53, plus accrued and unpaid interest thereon, plus (b) the aggregate principal amount of 2018 Replacement Term Loans outstanding under the Credit Agreement in an amount equal to $360,140,603.15, plus accrued and unpaid interest thereon, plus, (c) the obligations, if any, under each Secured Cash Management Agreement, plus (d) the obligations, if any, under each Secured Hedge Agreement, plus (e) any other Obligations (including without limitation, indemnities, fees, costs and expenses, but excluding the principal amount of the Term Loans and interest thereon) payable by the Loan Parties under the Loan Documents.

SECTION 3.         Forbearance.

(a)            Each Forbearing Lender (severally and not jointly) hereby agrees to forbear, and hereby instructs the Administrative Agent and the Collateral Agent to forbear, and the Administrative Agent agrees to forbear, in each case, from exercising any of the Rights and Remedies with respect to any Specified Default during the Forbearance Period (the “Forbearance”). For the avoidance of doubt, during the Forbearance Period, each Forbearing Lender agrees that it (individually or collectively) will not deliver any notice, instruction or request to the Administrative Agent or the Collateral Agent directing the Administrative Agent or the Collateral Agent, as applicable, in each case, to exercise any of the Rights and Remedies against the Loan Parties with respect to any Specified Default and to take all actions necessary or reasonably desirable to prevent the Administrative Agent and the Collateral Agent from exercising any of the Rights and Remedies with respect to any Specified Default.

(b)            The Forbearance is limited in nature and is not intended, and shall not be deemed or construed (i) to constitute a waiver of any Specified Defaults or any other existing or future Defaults or Events of Default or compliance with any term or provision of the Loan Documents or applicable law or (ii) to establish a custom or course of dealing between the Loan Parties, on the one hand, and the Administrative Agent, the Collateral Agent and/or any Lender, on the other hand. The Parent and each of the Borrowers acknowledge and agree that the agreement of the Administrative Agent and the Forbearing Lenders to forbear from exercising their default-related remedies with respect to the Specified Defaults shall not constitute a waiver of any Specified Default and that, except as expressly set forth in this Agreement, the Administrative Agent and the Lenders expressly reserve all rights and remedies that the Agents and the Lenders have under any or all of the Loan Documents and applicable law in connection with all Defaults or Events of Default.

(c)            Upon the termination or expiration of the Forbearance Period: (i) the Forbearance and all agreements set forth in Section 3(a) of this Agreement shall terminate automatically and be of no further force or effect, and (ii) subject to the terms of the Loan Documents and applicable law, the Administrative Agent, the Collateral Agent and each Lender shall be free to proceed to enforce any or all of its rights and remedies set forth in the Credit Agreement, the other Loan Documents and applicable law. For the avoidance of doubt, the Parent and each of the Borrowers acknowledge and confirm that the agreement of the Forbearing Lenders and the Administrative Agent temporarily to forbear shall not apply to nor preclude any remedy available to the Administrative Agent, the Collateral Agent or the Lenders in connection with any proceeding commenced voluntarily by the Loan Parties under any bankruptcy or insolvency law, including, without limitation, to any relief in respect of adequate protection or relief from any stay imposed under such law.

(d)            The parties hereto agree that the running of all statutes of limitation and the doctrine of laches applicable to all claims or causes of action that the Administrative Agent, the Collateral Agent or any Lender may be entitled to take or bring in order to enforce its rights and remedies against any of the Parent, the Borrowers, any other Guarantor, any of their respective Subsidiaries or any property or assets of any of the foregoing in respect of the Specified Defaults are, to the fullest extent permitted by law, tolled and suspended during the Forbearance Period.

(e)            Execution of this Agreement constitutes a direction by the Forbearing Lenders that the Administrative Agent and the Collateral Agent act or forbear from acting in accordance with the terms of this Agreement. The Administrative Agent and the Collateral Agent shall not, and shall not be required to, act against the Loan Parties if such action is contrary to the terms of this Agreement.

(f)            The Parent and each of the Borrowers understand and accept the temporary nature of the Forbearance provided hereby and that none of the Forbearing Lenders and the Administrative Agent have given any assurances that they will extend such Forbearance or provide waivers or amendments to the Credit Agreement or any other Loan Document other than those expressly provided for herein.

(g)            Nothing in this Agreement constitutes a legal obligation to participate in any restructuring or amendment of the Credit Agreement or to execute any related documents and no such legal obligation shall arise except pursuant to mutually agreeable executed definitive documentation.

SECTION 4.         Covenants.

(a)            During the Forbearance Period, the Company shall not (a) amend, modify, refinance or replace any Material Indebtedness (other than (i) Indebtedness owed to the Parent or any of its Subsidiaries or (ii) the Notes Forbearance Agreements and other forbearance agreements reasonably acceptable to the Administrative Agent (which may be evidenced by email approval by Gibson, Dunn & Crutcher LLP (“Gibson Dunn”)) or the Opioid Settlement (other than extensions of the date of any payment thereunder) or (b) create, incur or assume any Lien to secure any Material Indebtedness (other than pursuant to the terms thereof) or the Opioid Settlement.

(b)            The Borrowers shall provide to Gibson Dunn (on a professional-eyes only basis) substantially contemporaneously with the Borrowers’ or the Borrowers’ advisors’ distribution to or receipt from the ad hoc group of holders of Indebtedness represented by Paul, Weiss, Rifkind, Wharton & Garrison LLP, the holders of Indebtedness of the Issuers represented by Davis Polk & Wardwell LLP, the Opioid Trust, or the advisors to any of the foregoing in such capacity (collectively, the “Information Parties”):

(i)           any cash flow budgets, business plans, financial statements, financial or operational projections, and any and all written commentary, analysis, and supplemental materials thereupon provided by the Borrowers or their advisors to the Information Parties related thereto; and

(ii)          any term sheets, letters of intent, or draft definitive documents related to any potential or proposed financing (to which the Forbearing Lenders are contemplated to be a party), restructuring support agreement, plan of reorganization, or material restructuring of the Borrowers’ obligations to the Opioid Trust.

SECTION 5.         Termination of Forbearance.

(a)            The occurrence of any of the following events or circumstances shall constitute a termination event with respect to the Forbearance (each, a “Termination Event”):

(i)            the occurrence of any Event of Default under the Credit Agreement that is not a Specified Default;

(ii)           failure by the Parent or either of the Borrowers to comply with or perform under any provision of this Agreement, which failure, is not cured within three (3) Business Days following the Borrowers’ receipt of notice of such failure from the Administrative Agent or the Lenders constituting Required Lenders;

(iii)         the exercise by the holders of any Material Indebtedness (other than the Obligations) of any remedy under the applicable documents governing such Material Indebtedness during the Forbearance Period or the acceleration of any such Material Indebtedness (other than the Obligations), in each case, to the extent with respect to the Borrowers’ 10.000% Second Lien Senior Secured Notes due 2029, unless such exercise of any remedy or acceleration is directed by or supported by the Forbearing Lenders;

(iv)         any representation or warranty of any Loan Party contained herein shall have been intentionally misleading in any material respect when made;

(v)          the termination or expiration of any other forbearance, deferral or similar agreement for any reason (including by lapse, termination, or default) entered into between the by the Parent or either of the Borrowers, on the one hand, and any holders of Indebtedness or the Opioid Trust, on the other hand, including, without limitation and for the avoidance of doubt, any of the Notes Forbearance Agreements (as defined below);

(vi)         the Company’s entry into any amendment to the Opioid Deferred Cash Payments Agreement or Opioid Settlement, or any other alteration of the payment terms of the Opioid Deferred Cash Payments Agreement or Opioid Settlement, that is not acceptable to the Lenders constituting Required Lenders in their sole discretion (other than any extension to any date of payment thereunder);

(vii)        the making of any payments to any holder of Indebtedness (other than the Obligations) or the Opioid Trust without the consent of the Lenders constituting Required Lenders other than (A) the payment of advisors’ fees, (B) payments under the New First Lien Notes or the 10.000% Second Lien Senior Secured Notes due 2029, in each case in accordance with the terms thereof (as in effect on the date hereof, including, without limitation, as a result of the Notes Forbearance Agreements), (C) payments under the Closing Date A/R Facility in accordance with the terms thereof (as in effect on the date hereof, including, without limitation, as a result of the forbearance agreement being entered into on the date hereof), (D) payments under Indebtedness owed to the Parent or any of its Subsidiaries; provided that no payments will be made in respect of Indebtedness owed by any Loan Party to any Subsidiary of the Parent that is not a Loan Party unless (x) such payments are in the ordinary course of business or (y) the net aggregate amount of such payments (over the amount of payments or loans made by Subsidiaries of the Parent that are not Loan Parties to Loan Parties) does not exceed $5,000,000 during the Forbearance Period, and (E) payments in respect of indebtedness with an aggregate principal amount not in excess of $125 million; or

(viii)       any Loan Party’s entry into a restructuring support agreement or similar agreement that is not acceptable to the Lenders constituting Required Lenders in their sole discretion.

(b)            The Parent and each of the Borrowers acknowledge and agree that the occurrence of a Termination Event shall constitute an immediate Event of Default under the Credit Agreement to the extent any Specified Default shall have occurred, be continuing and then constitute an Event of Default as though this Agreement had never come into effect. The Parent and the Borrowers shall provide notice to the Forbearing Lenders promptly upon (and, in no event later than one (1) Business Day following a Financial Officer acquiring actual knowledge of) the occurrence of any Termination Event, it being agreed that an email to Gibson Dunn shall be sufficient for purposes of this notice.

SECTION 6.         Confirmation of Loan Documents and Liens. The Parent and each of the Borrowers hereby confirms and ratifies (except to the extent expressly amended hereby) all of its obligations under the Loan Documents to which it is a party, including, without limitation, the obligations under Section 9.05 of the Credit Agreement and, in the case of any Guarantor, its obligations as a guarantor under the Guarantee. By its execution on the respective signature lines provided below, the Parent and each of the Borrowers hereby confirms and ratifies (except to the extent expressly amended hereby) all of its obligations and the Liens granted by it under the Security Documents to which it is a party and confirms that all references in such Security Documents to the “Credit Agreement” (or words of similar import) refer to the Credit Agreement as amended hereby without impairing any such obligations or Liens in any respect.

SECTION 7.         Representations and Warranties.

(a)            The Parent and each of the Borrowers hereby represent and warrant to the Lenders that as of the date hereof:

(i)           the execution, delivery and performance of this Agreement by each such Loan Party have been duly authorized by all necessary corporate or limited liability company action;

(ii)          this Agreement has been duly executed and delivered by each such Loan Party and constitutes, when executed and delivered by each such Loan Party, a legal, valid and binding obligation of such Loan Party enforceable against such Loan Party in accordance with its terms, subject to (a) the effects of bankruptcy, insolvency, moratorium, reorganization, examinership, fraudulent conveyance or other similar laws affecting creditors’ rights generally, (b) general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law), and (c) implied covenants of good faith and fair dealing;

(iii)         no Event of Default has occurred and is continuing other than any Specified Default (to the extent it has occurred on the date hereof);

(iv)        the execution, delivery and performance of this Agreement by each such Loan Party will not (w) violate (A) any provision of law, statute, rule or regulation applicable to such Loan Party, (B) the certificate or articles of incorporation or other constitutive documents (including any partnership, limited liability company or operating agreement) or by-laws or constitutions of such Loan Party; (C) any applicable order of any court or any law, rule, regulation or order of any Governmental Authority applicable to such Loan Party; or (D) any provision of any indenture, certificate of designation for preferred stock, agreement or other instrument to which such Loan Party is a party or by which it or any of its property is or may be bound, where any such violation referred to in clause (w) would reasonably be expected to have a Material Adverse Effect or (x) result in the creation or imposition of any Lien upon or with respect to any property or assets now owned or hereafter acquired by such Loan Party, other than the Liens created by the Loan Documents and Permitted Liens; and

(v)         each such Loan Party (a) is a partnership, limited liability company, unlimited company, corporation or other entity duly organized, validly existing and in good standing (or, if and to the extent applicable in a foreign jurisdiction, enjoys the equivalent status under the laws of any jurisdiction of organization outside the United States of America) under the laws of the jurisdiction of its organization, (b) has all requisite power and authority to own its property and assets and to carry on its business as now conducted, (c) is qualified to do business in each jurisdiction where such qualification is required, except where the failure so to qualify, individually or in the aggregate, would not reasonably be expected to have a Material Adverse Effect, and (d) has the power and authority to execute, deliver and perform its obligations under this Agreement.

(b)            Each of the parties hereto hereby confirms that each of the following statements is true, accurate and complete as to such party as of the date hereof:

(i)           such party has carefully read and fully understands all of the terms and conditions of this Agreement;

(ii)          such party has consulted with, or had a full and fair opportunity to consult with, an attorney regarding the terms and conditions of this Agreement;

(iii)         such party has had a full and fair opportunity to participate in the drafting of this Agreement;

(iv)        such party is freely, voluntarily and knowingly entering into this Agreement; and

(v)         in entering into this Agreement, such party has not relied upon any representation, warranty, covenant or agreement not expressly set forth herein or in the other Loan Documents.

SECTION 8.         Conditions Precedent. This Agreement shall become effective upon the satisfaction or waiver of each of the following conditions (the “Effective Date”):

(a)            The Administrative Agent shall have received from the Parent, each Borrower and the Forbearing Lenders constituting Required Lenders duly executed counterparts of this Agreement;

(b)            All representations and warranties of the Parent and the Borrowers set forth herein shall be true and correct in all material respects (or, with respect to those representations and warranties expressly limited by their terms by materiality or material adverse effect qualifications, in all respects) as of the Effective Date as if made on such date (except to extent that such representations and warranties expressly relate to an earlier date, in which case they shall be true and correct in all material respects as of such date);

(c)            The forbearance agreements entered into as of the date hereof by (i) the Borrowers and certain holders of the New First Lien Notes and (ii) the Borrowers and certain holders of the 10.000% Second Lien Senior Secured Notes due 2029 with respect to the Notes Payment Defaults (the “Notes Forbearance Agreements”) shall have been fully executed and effective and shall be in the form most recently delivered to Gibson Dunn; and

(d)            The date on which the Parent and certain of its Subsidiaries are required to make the installment payment in respect of the Opioid Settlement that was originally due and payable on June 16, 2023 shall have been extended to at least August 15, 2023.

SECTION 9.         Credit Agreement Governs; Reservation of Rights. Except as expressly set forth herein, this Agreement shall not by implication or otherwise limit, impair, constitute a waiver of or otherwise affect the rights and remedies of any Lender or any Agent under the Credit Agreement or any other Loan Document, and shall not alter, modify, amend or in any way affect any of the terms, conditions, obligations, covenants or agreements contained in the Credit Agreement or any other Loan Document, all of which shall continue in full force and effect. Nothing herein shall be deemed to entitle any Loan Party to a consent to, or a waiver, amendment, modification or other change of, any of the terms, conditions, obligations, covenants or agreements contained in the Credit Agreement or any other Loan Document in similar or different circumstances. Subject to Section 3 above (solely with respect to the Specified Events of Default), the Administrative Agent (with the consent or at the direction of the Required Lenders) and Lenders reserve the right, in their discretion, to exercise any or all of their rights and remedies under the Credit Agreement and the other Loan Documents as a result of any Defaults or Events of Default occurring at any time. The Administrative Agent (with the consent or at the direction of the Required Lenders) and Lenders have not waived any of such rights or remedies, and nothing in this Agreement, and no delay on their part in exercising any such rights or remedies, may or will be construed as a waiver of any such rights or remedies. The Company acknowledges the inherent value of the Forbearance and the Forbearing Lenders have agreed to not seek consideration in exchange for the Forbearance at this time, but the Lenders reserve all of their rights with respect thereto, including in connection with any extension of the Forbearance Period or any other fact or circumstances that may arise.

SECTION 10.       Governing Law; Waiver of Jury Trial; Jurisdiction. THIS AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK. The provisions of Sections 9.07, 9.11 and 9.15 of the Credit Agreement are incorporated herein by reference, mutatis mutandis.

SECTION 11.       Successors and Assigns. This Agreement shall be binding upon each of the parties hereto and their respective permitted successors and assigns, and shall inure to the benefit of each of the parties hereto and their respective permitted successors and assigns.

SECTION 12.       Headings. Section headings in this Agreement are for convenience of reference only, are not part of this Agreement and shall not affect the construction of, or be taken into consideration in interpreting, this Agreement.

SECTION 13.       Counterparts. This Agreement may be executed by one or more of the parties to this Agreement on any number of separate counterparts (including by facsimile or other electronic transmission), and all of said counterparts taken together shall be deemed to constitute one and the same instrument. Delivery of an executed signature page of this Agreement by electronic image scan transmission shall be effective as delivery of a manually executed counterpart hereof. Any signature to this Agreement may be delivered by facsimile, electronic mail (including a “pdf” or “tif”) or any electronic signature complying with the U.S. federal ESIGN Act of 2000 or the New York Electronic Signature and Records Act or other transmission method and any counterpart so delivered shall be deemed to have been duly and validly delivered and be valid and effective for all purposes to the fullest extent permitted by applicable law. Each of the parties hereto represents and warrants to the other parties hereto that it has the corporate (or similar) capacity and authority to execute this Agreement through electronic means and there are no restrictions for doing so in such party’s constitutive documents.

SECTION 14.       Release. In consideration of, among other things, the Forbearance other agreements provided for herein, the Borrowers and the Parent (on its own behalf and on behalf of its respective Subsidiaries) forever waives, releases and discharges any and all claims (including, without limitation, cross-claims, counterclaims, rights of setoff and recoupment), causes of action, demands, suits, costs, expenses and damages that they now have or hereafter may have, of any nature and kind, whether known or unknown, whether now existing or hereafter arising, whether arising at law or in equity (collectively, the “Released Claims”), against the Administrative Agent and/or any Lender (solely in their respective capacities as such) and any of their respective subsidiaries and affiliates, and each of their respective successors, assigns, officers, directors, employees, agents, attorneys and other advisors or representatives, in each case, solely in their respective capacities as such (collectively, the “Released Parties”), in each case in connection with the Credit Agreement, the other Loan Documents, the Collateral or the negotiation and execution of this Agreement; provided that in each case such Released Claim is based in whole or in part on facts, events or conditions, whether known or unknown, existing on or prior to the Effective Date and which arise out of or are related to the Credit Agreement, the other Loan Documents, the Obligations or the Collateral; provided further that nothing herein will constitute a release or discharge of the Forbearance or other obligations set forth herein. The Borrowers and the Parent further agree to refrain from commencing, instituting or prosecuting, or supporting any Person that commences, institutes, or prosecutes any lawsuit, action or other proceeding against any and all Released Parties with respect to any and all Released Claims.

SECTION 15.       Amendments; Execution in Counterparts. The provisions of this Agreement, including the provisions of this sentence, may not be amended, modified or supplemented, and waivers or consents to departures from the provisions hereof may not be given, unless amended, modified or supplemented, or waived or consented to, in accordance with Section 9.08 of the Credit Agreement.

SECTION 16.       No Third-Party Beneficiaries. No Person other than the Borrowers, the Parent, the Administrative Agent and the Lenders, and in the case of Section 14 hereof, the Released Parties, shall have any rights hereunder or be entitled to rely on this Agreement and all third-party beneficiary rights (other than the rights of the Released Parties under Section 14 hereof) are hereby expressly disclaimed.

SECTION 17.       Severability. The invalidity, illegality or unenforceability of any provision in or obligation under this Agreement in any jurisdiction shall not affect or impair the validity, legality or enforceability of the remaining provisions or obligations under this Agreement or of such provision or obligation in any other jurisdiction.

SECTION 18.       Time of Essence. Time is of the essence in the performance of each of the obligations of the parties hereto hereunder and with respect to all conditions to be satisfied by such parties.

SECTION 19.       Good Faith Cooperation; Further Assurances. Each of parties hereto hereby agrees to execute and deliver from time to time such other documents and take such other actions as may be reasonably requested by either the Lux Borrower or the Administrative Agent in order to effectuate the terms hereof. The parties shall cooperate with each other and with their respective counsel in good faith in connection with any steps required to be taken as part of their respective obligations under this Section 19.

SECTION 20.       Prior Negotiations; Entire Agreement. This Agreement, the Credit Agreement and the other Loan Documents constitute the entire agreement of the parties with respect to the subject matter hereof, and supersedes all other prior negotiations, understandings or agreements with respect to the subject matter hereof, whether oral or written.

SECTION 21.       Interpretation. This Agreement is the product of negotiations of the parties and in the enforcement or interpretation hereof, is to be interpreted in a neutral manner, and any presumption with regard to interpretation for or against any party by reason of that party having drafted or caused to be drafted this Agreement, or any portion hereof, shall not be effective in regard to the interpretation hereof.

SECTION 22.       Notice of Specified Defaults. This Agreement and the matters set forth herein shall constitute written notice of the Specified Defaults for purposes of satisfaction of any disclosure requirement in the Credit Agreement, any compliance certificate or any other Loan Document requiring that the Loan Parties give notice of, certify as to the absence of, or otherwise disclose in writing the occurrence and/or continuance of any Default or Event of Default and the failure of any Loan Party prior to, on or after the date hereof to deliver any such notice, certification or other disclosure of the Specified Defaults shall not constitute a Default or Event of Default under the Loan Documents.

SECTION 23.       Relationship of Parties; No Third Party Beneficiaries. Nothing in this Agreement shall be construed to alter the existing debtor-creditor relationship between the Parent and the Borrowers, on the one hand, and the Forbearing Lenders, on the other hand. This Agreement is not intended, nor shall it be construed, to create a fiduciary, partnership, or joint venture relationship between or among any of the Parties hereto. No person other than a Party hereto is intended to be a beneficiary hereof and no person other than a Party hereto shall be authorized to rely upon or enforce the contents of this Agreement.

SECTION 24.       Confidentiality. This Agreement, the matters set forth herein and any information delivered pursuant hereto are subject to the terms of Section 9.16 of the Credit Agreement.

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IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed and delivered by their respective proper and duly authorized officers as of the day and year first above written.

MALLINCKRODT PLC

By:	/s/ Bryan Reasons
	Name:	Bryan Reasons
	Title:	Chief Financial Officer

MALLINCKRODT INTERNATIONAL FINANCE S.A.

By:	/s/ Matthew T. Peters
	Name:	Matthew T. Peters
	Title:	Director

By:	/s/ Daniel J. Speciale
Name: Daniel J. Speciale
Title: Director

MALLINCKRODT CB LLC

By:	/s/ Jason D. Goodson
	Name:	Jason D. Goodson
	Title:	Director

[SIGNATURE PAGE TO TL FORBEARANCE AGREEMENT]

ACQUIOM AGENCY SERVICES LLC, as Co-Administrative Agent

By:	/s/ Beth Cesari
Name: Beth Cesari
Title: Senior Director

SEAPORT LOAN PRODUCTS LLC, as Co-Administrative Agent

By:	/s/ Jonathan Silverman
Name: Jonathan Silverman
Title: General Counsel

[SIGNATURE PAGE TO TL FORBEARANCE AGREEMENT]

IN WITNESS WHEREOF, each Lender party hereto have caused this Agreement to be duly executed and delivered by their respective proper and duly authorized officers as of the day and year first above written as set forth on Exhibit A.

EXHIBIT A